   As filed with the Securities and Exchange Commission on December 4, 2001

                                                      Registration No. 333-22751
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       Metro Information Services, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

                VIRGINIA                          54-1112301
     (State or Other Jurisdiction of           (I.R.S. Employer
     Incorporation or Organization)            Identification No.)

      REFLECTIONS II OFFICE BUILDING
          200 GOLDEN OAK COURT
           VIRGINIA BEACH, VA                       23452
(Address of Principal Executive Offices)          (Zip Code)


                    1997 OUTSIDE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plan)

                                BRIAN T. KEANE
                       METRO INFORMATION SERVICES, INC.
                        REFLECTIONS II OFFICE BUILDING
                             200 GOLDEN OAK COURT
                           VIRGIcNIA BEACH, VA 23452
                    (Name and Address of Agent For Service)

                                (757) 486-1900
         (Telephone Number, Including Area Code, of Agent For Service)
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                        DEREGISTRATION OF COMMON STOCK

     On March 4, 1997, Metro Information Services, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-22751 (the "Registration Statement"), for the sale of 50,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the Company's 1997 Outside Director Stock Option Plan (the "Plan").

     On August 20, 2001, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Keane, Inc., a Massachusetts corporation ("Keane"), and Veritas Acquisition Corp., a Virginia corporation and wholly owned subsidiary of Keane ("Veritas"), providing for the merger of Veritas with and into the Company, with the Company surviving as a wholly owned subsidiary of Keane (the "Merger"). The Merger became effective on November 30, 2001. Upon consummation of the Merger, each outstanding share of Common Stock was converted into the right to receive 0.48 of a share of Keane's common stock, par value $0.10 per share. Pursuant to the Merger Agreement, Keane assumed the obligations of the Company under the Plan.

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to deregister 50,000 shares of unsold Common Stock formerly issuable under the Plan. This figure was calculated as follows:

     Number of Shares registered under the Registration Statement...... 50,000

     Shares sold under the Registration Statement......................      0
                                                                        ------
     Number of Shares being deregistered............................... 50,000

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 4th day of December, 2001.

                                    METRO INFORMATION SERVICES, INC.

                                    By: /s/ Brian T. Keane
                                        -------------------
                                        Brian T. Keane
                                        President


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                      DATE
         ---------                        -----                      ----


/s/ Brian T. Keane               President and Director        December 4, 2001
----------------------------     (Principal executive officer)
Brian T. Keane

/s/ John J. Leahy
----------------------------     Treasurer and Secretary       December 4, 2001
John J. Leahy                    (Principal financial and
                                 accounting officer)


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